Exhibit 10.43

Amendment Letter

From:	MI Energy Corporation

MIE Holdings Corporation

Far East Energy Limited

Zhao Jiang Wei

Zhang Rui Lin

Shang Zhi Guo

To:	CITIC Ka Wah Bank Limited (as Facility Agent as defined below)
29 October 2009
Dear Sirs,
Reference is made to the US$200,000,000 Transferable Term Loan and Revolving Credit Facility Agreement dated 28 July 2009 between MI Energy Corporation as borrower (the “Borrower”), CITIC Ka Wah Bank Limited as facility agent (the “Facility Agent”) and offshore security agent, China CITIC Bank Corporation Limited, Guangzhou Branch as onshore security agent, and the banks and other financial institutions named therein as lenders (the “Facility Agreement”). Unless otherwise defined in this letter or the context otherwise requires, terms used in this letter have the meanings provided in the Facility Agreement.
Pursuant to Clause 19 (Amendment) of the Facility Agreement, the Borrower and the Facility Agent (acting on behalf of the Majority Lenders in accordance with such Clause and pursuant to the facsimile confirmation from the Facility Agent to MI Energy Corporation dated 21 October 2009) agree that, with effect from the date of this letter:
1.	Clause 14.2(f)(i) of the Facility Agreement shall be amended by inserting a new sub-paragraph (gg) as follows:
“(gg)	the joint and several liabilities imposed upon it under the put option obligations owed to Sino Link Limited (the “CITIC Investor”) under the Shares Purchase Agreement dated in or around 26 October 2009 between the Corporate Shareholder, the Borrower, Far East Energy, the Personal Shareholders and the CITIC Investor;”

2.	Clause 14.2(f)(ii) of the Facility Agreement shall be amended by inserting a new sub-paragraph (ee) as follows:
“(ee)	the joint and several liabilities imposed upon it under the put option obligations owed to the CITIC Investor under the Shares Purchase Agreement dated in or around 26 October 2009 between the Corporate Shareholder, the Borrower, Far East Energy, the Personal Shareholders and the CITIC Investor;”
3.	Clause 14.2(j) of the Facility Agreement shall be amended by replacing the existing words “Clause 14.2(f)(i)(cc), Clause 14.2(f)(i)(dd), Clause 14.2(f)(ii)(bb) or Clause 14.2(f)(ii)(cc)” with the following words:
“Clause 14.2(f)(i)(cc), Clause 14.2(f)(i)(dd), Clause 14.2(f)(i)(gg), Clause 14.2(f)(ii)(bb), Clause 14.2(f)(ii)(cc) or Clause 14.2(f)(ii)(ee)”
By its execution of this letter, each of the Borrower, the Corporate Shareholder, Far East Energy and the Personal Shareholders confirms to the Facility Agent:
(a)	that, except for the amendments set forth above, nothing contained herein shall be deemed to be a waiver or amendment of any covenant or agreement contained in the Finance Documents;

(b)	its consent to the terms of this letter and (in the case of the Corporate Shareholder, Far East Energy and the Personal Shareholders only) to the amendments to the Facility Agreement effected pursuant hereto;

(c)	that, except for the amendments set forth above, all of the terms of the Finance Documents to which it is a party and all its obligations thereunder shall otherwise remain unchanged and in full force and effect, and are not and will not be affected, discharged or varied by the execution of this letter, or the amendment of the Facility Agreement effected pursuant hereto, save that, with effect from the date hereof, references in any such Finance Document to the Facility Agreement shall be deemed to be references to the Facility Agreement as amended by this letter.
In consideration of the Facility Agent entering into this letter, the Borrower undertakes to:
(i)	within three (3) Business Days after the Shares Purchase Agreement (the “CITIC SPA”) in respect of 364,373 Series A preferred shares of the Corporate Shareholder is entered into by the Corporate Shareholder, the Borrower, Far East Energy, the Personal Shareholders and Sino Link Limited, deliver a copy of the signed CITIC SPA to the Facility Agent;
(ii)	within three (3) Business Days after the Completion (as defined in the CITIC SPA) occurs, notify the Facility Agent in writing of the occurrence of the Completion and the number of shares in the Corporate Shareholder held by Sino Link Limited upon the Completion; and
(iii)	within three (3) Business Days after the 197,049 ordinary shares of the Corporate Shareholder held by Standard Bank plc. are repurchased by Far East Energy or the Corporate Shareholder or any other party acting on their behalf, notify the Facility Agent in writing of the occurrence of such repurchase;
(iv)	within three (3) Business Days after the Option Agreement dated 12 January 2009 between Far East Energy and Standard Bank plc. (as amended by a first amendment and restatement agreement dated

26 June 2009 between the Corporate Shareholder, the Borrower, Far East Energy and Standard Bank plc.) is terminated and/or discharged by the parties thereto, notify the Facility Agent in writing of the occurrence of such termination and/or discharge and deliver to the Facility Agent a copy of the signed termination and/or discharge agreement in relation to the Option Agreement.
This letter shall constitute a Finance Document.
This letter may be executed in counterparts and by different parties on separate counterparts which when taken together shall be deemed to constitute one agreement.
This letter is governed by Hong Kong law.

THE BORROWER

SIGNED for and on behalf of	)
MI ENERGY CORPORATION	)
by /s/ Zhang Ruilin	)

THE FACILITY AGENT

SIGNED for and on behalf of	)
CITIC KA WAH BANK LIMITED	)
by /s/ Stephen ching /s/ Janice Sze	)

THE CORPORATE SHAREHOLDER

SIGNED for and on behalf of	)
MIE HOLDINGS CORPORATION	)
by /s/ Zhang Ruilin	)

FAR EAST ENERGY

SIGNED for and on behalf of	)
FAR EAST ENERGY LIMITED	)
by /s/ Zhao Jiangwei	)

THE PERSONAL SHAREHOLDERS

SIGNED by	)
ZHAO JIANG WEI	)
/s/ Zhao Jiangwei

SIGNED by	)
ZHANG RUI LIN	)
/s/ Zhang Ruilin

SIGNED by	)
SHANG ZHI GUO	)
/s/ Shang Zhiguo

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